Exhibit 10.1(f)

IMMUNOGEN, INC.

128 Sidney Street, Cambridge, MA 02139-4239	TEL: (617) 995-2500 FAX: (617) 995-2510

SIXTH AMENDMENT OF LEASE
Bobson 333 LLC to ImmunoGen, Inc.

This Sixth Amendment of Lease is made as of April 30, 2002 by and between Bobson 333 L.L.C, a Massachusetts Limited Liability Company (“Lessor”) and ImmunoGen, Inc. (“Lessee”).

Whereas, Lessor is the successor lessor and Lessee is the successor lessee under that certain Lease dated December 1, 1986, as amended (collectively the “Lease”) relating to approximately 35,450 square feet of space (the “Leased Premises”) in the South Building located at 333 Providence Highway, Norwood, Massachusetts, (the “Property”), as more fully described in the Lease, and plan attached thereto.

Now therefore, in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the undersigned unto the other, the parties agree to amend and modify the Lease as follows.

1                                         The current lease term expires June 30, 2008.

2.                                      Tenant shall have the right to extend this Lease for an additional five (5) year period from July 1, 2008 to June 30, 2013 (the “Extension Term”). All terms and conditions of the Lease shall remain in full force and effect during the Extension Term. To exercise this option to extend, Tenant must: (i) not be in default of the Lease beyond any applicable notice and cure period at the time it exercises the option and when the Extension Term is to commence; and (ii) give written notice to Landlord that Tenant is exercising its option to extend at least two hundred seventy (270) days before the end of the current Lease term.

3                                         During the Extension Term, the Yearly Fixed Rent shall be as follows:

(a) $779,900 during the period commencing on July 1, 2008 and continuing through and including June 30, 2010, which shall be payable monthly, in advance, in the amount of $64,997.67.

(b) $850,800 during the period commencing on July 1, 2010 and continuing through and including June 30, 2013, which shall be payable monthly, in advance, in the amount of $70,900.00.

4.                                      The Lease is hereby ratified and confirmed in its entirety and, except as modified and amended hereby, shall remain unmodified and in full force and effect.

Executed as a sealed instrument as of the date first written above.

Lessor:
Bobson 333 L.L.C., a Massachusetts Limited Liability Company

By:	/s/ James H. Mitchell
James H. Mitchell, its Manager, and not individually

LESSEE:
IMMUNOGEN, INC.

By:	/s/ Gregg D. Beloff

Print Name: Gregg D. Beloff

its duly authorized Chief Financial Officer & VP Finance